Exhibit 99.2

February 2, 2018

Proposed Transactions Involving Liberty Interactive Corp. and General Communication, Inc. Approved at Special Meetings of Stockholders

ENGLEWOOD, Colo. & ANCHORAGE, Alaska--(BUSINESS WIRE)-- Liberty Interactive Corporation ("LIC") (Nasdaq: QVCA, QVCB, LVNTA, LVNTB) and General Communication, Inc. ("GCI") (Nasdaq: GNCMA) today announced that, at their respective special meetings of stockholders, each held at their respective corporate headquarters on February 2, at 8:00 a.m. local time, the holders of GCI common stock and Liberty Ventures common stock entitled to vote at each meeting approved the proposals relating to the previously announced proposed transactions between GCI and LIC.

As a result, GCI has filed restated articles of incorporation (the “restated GCI articles”) with the Commissioner of the Department of Commerce, Community and Economic Development of the State of Alaska (the “Alaska Commissioner”) which will, among other things, change the name of GCI to "GCI Liberty, Inc.", effect the reclassification of shares of GCI’s existing Class A common stock and Class B common stock into shares of Class A-1 common stock and Class B-1 common stock, respectively, and provide for the terms of the auto conversion of the Class A-1 common stock and Class B-1 common stock in connection with the completion of the proposed transactions, each as more fully described in the joint proxy statement/prospectus relating to the special meetings and the proposed transactions. The restated GCI articles are subject to review and acceptance by the Alaska Commissioner and neither GCI nor LIC can give any assurance regarding the timing of the review. GCI and LIC will provide notice regarding the acceptance of the restated GCI articles, as well as updates regarding other key steps to the completion of the proposed transactions, as appropriate.

GCI and LIC still expect that the closing of the proposed transactions will occur in the first quarter of 2018. In connection with the proposed transactions, the contemplated reattribution of certain assets and liabilities from the Liberty Ventures Group to the QVC Group will occur following the completion of the auto conversion (as described more fully in the joint proxy statement/prospectus) but prior to the commencement of trading on the day on which the acquisition of a controlling stake in GCI Liberty is completed.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the completion of the proposed transactions between LIC and GCI and the Alaska Commissioner’s acceptance of the restated GCI articles. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the acceptance of the restated GCI articles by the Alaska Commissioner and the satisfaction of conditions to the proposed transactions. These forward-looking statements speak only as of the date of this press release, and each of LIC and GCI expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in LIC’s or GCI’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of LIC and GCI, including their most recent Forms 10-K and 10-Q, for additional information about LIC, GCI and about the risks and uncertainties related to LIC’s and GCI’s respective businesses which may affect the statements made in this press release.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of GCI Liberty, GCI common stock or any of LIC’s tracking stocks. The offer and issuance of shares in the proposed transactions will only be made pursuant to GCI’s effective registration statement. LIC stockholders, GCI shareholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transactions and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the proposed transactions. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5420. GCI investors can access additional information at ir.gci.com.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those businesses are currently attributed to two tracking stock groups: the QVC Group and the Liberty Ventures Group. The businesses and assets attributed to the QVC Group (Nasdaq: QVCA, QVCB) consist of Liberty Interactive Corporation’s subsidiaries, QVC, Inc., HSN, Inc. and zulily, llc, and the businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation’s businesses and assets other than those attributed to the QVC Group, including its subsidiary Evite and interests in Liberty Broadband Corporation, FTD, Lending Tree, ILG and Charter Communications.

About General Communication, Inc.

GCI is the largest communications provider in Alaska, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. Headquartered in Alaska, GCI has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America. Learn more about GCI at www.gci.com.

Liberty Interactive Corporation
Courtnee Chun, 720-875-5420

General Communication, Inc.

Media Contact: Heather Handyside (907) 301-3481

Source: Liberty Interactive Corporation